WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                                EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1997

                                                Wisconsin                      Eliminations
                                                  Public         WPS          Debit   Credit      Consolidated
                                                  Service      Leasing,       -----   ------         Balance
                                               Corporation       Inc.           (Thousands)           Sheet
         ASSETS                                -----------     --------       -----   ------      ------------
         ------
Utility Plant:
   In service
      Electric                                 $1,491,182      $15,288       $          $           $1,506,470
      Gas                                         251,603            0                                 251,603
      Less - accumulated depreciation           1,030,944        1,205                               1,032,149
                                                ---------       ------        ---        ---         ---------
      Net plant                                   711,841       14,083          0          0           725,924
      Nuclear decommissioning trusts              134,108            0                                 134,108
      Construction work in progress                 7,266            0                                   7,266
      Nuclear fuel - net                           19,062            0                                  19,062
                                                ---------       ------        ---        ---         ---------
         Net Utility Plant                        872,277       14,083          0          0           886,360
                                                ---------       ------        ---        ---         ---------

Current Assets:
   Cash                                             3,870           51                                   3,921
   Customer and other receivables                  55,895          120                   122            55,893
   Accrued utility revenues                        30,750            0                                  30,750
   Fossil fuel, at average cost                     9,964            0                                   9,964
   Gas in storage, at average cost                 17,194            0                                  17,194
   Materials and supplies, at average cost         18,793          0                                    18,793
   Prepayments and other                           20,155            0                                  20,155
                                                ---------       ------        ---        ---         ---------
      Total Current Assets                        156,621          171          0        122           156,670
                                                ---------       ------        ---        ---         ---------
Regulatory Assets                                  78,544            0                                  78,544
Net Nonutility Plant                                2,972            0                                   2,972
Investments and Other Assets                      109,511            0                   103           109,408
                                                ---------       ------        ---        ---         ---------
Total Assets                                   $1,219,925      $14,254          0        225        $1,233,954
                                                =========       ======        ===        ===         =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization:
   Common stock equity                         $  169,430      $   476        476                   $  169,430
   Retained earnings                              297,489         (373)                  373           297,489
   ESOP loan guarantee                             (9,798)           0                                  (9,798)
   Preferred stock                                 51,200            0                                  51,200
   Long-term debt                                 293,297       14,322                                 307,619
                                                ---------       ------        ---        ---         ---------
      Total Capitalization                        801,618       14,425        476        373           815,940
                                                ---------       ------        ---        ---         ---------

Current Liabilities:
   Note payable                                    10,000            0                                  10,000
   Commercial paper                                15,500            0                                  15,500
   Accounts payable                                46,459          116        122                       46,453
   Accrued taxes                                    3,521           (7)                                  3,514
   Accrued interest                                 7,801            0                                   7,801
   Other                                           10,049            0                                  10,049
                                                ---------       ------        ---        ---         ---------
      Total Current Liabilities                    93,330          109        122          0            93,317
                                                ---------       ------        ---        ---         ---------

Other Long-Term Liabilities
  and Deferred Credits:
   Accumulated deferred income taxes              127,792         (280)                                127,512
   Accumulated deferred
     investment tax credits                        26,901            0                                  26,901
   Regulatory liabilities                          50,279            0                                  50,279
   Other long-term liabilities                    120,005            0                                 120,005
                                                ---------       ------        ---        ---         ---------
      Total Other Long-Term Liabilities           324,977         (280)         0          0           324,697
                                                ---------       ------        ---        ---         ---------
Total Capitalization and Liabilities           $1,219,925      $14,254       $598       $373        $1,233,954
                                                =========       ======        ===        ===         =========
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